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                                 Exhibit 10.13
                                 -------------

                            C.D. SMITH DRUG COMPANY

                       SEVERANCE COMPENSATION AGREEMENT
                       --------------------------------
                          FOLLOWING CHANGE IN CONTROL
                          ---------------------------


     This Severance Compensation Agreement is made as of January 7, 1997, by and between C.D. SMITH DRUG COMPANY, a Missouri corporation (the "Company") and Delora Jamison (the "Executive").

     WHEREAS, the Company believes it to be in its best interest to reinforce and encourage the continued attention and dedication of selected members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company; and

     WHEREAS, this Agreement sets forth the severance compensation which the Company agrees it will pay to the Executive if the Executive's employment with the Company terminates following a Change in Control, pursuant to the terms and definitions herein.

     NOW, THEREFORE, in consideration of these promises, the parties agree that the following shall constitute the Agreement between the Company and the
Executive:

1.   Definitions

     1.1 Change in Control. For purposes of this Agreement, a "Change in Control" means any one of the following: (a) Continuing Directors no longer constitute at least 2/3 of the Board of Directors; (b) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")), together with its affiliates (other than the C.D. Smith Drug Company Employee Stock Ownership Plan), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's then outstanding Common Stock or 30% or more of the combined voting power of the Company's then outstanding securities (calculated in accordance with Section 13(d)(3) or 14(d) of the Exchange Act) entitled generally to vote for the election of the Company's Directors; (c) the approval by the Company's stockholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Board of Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation; or (d) at least 2/3 of the then Continuing Directors in office immediately prior to any other action proposed to be taken by the Company's stockholders or by the Company's Board of Directors determine that such proposed action, if taken, would constitute a Change in Control of the Company and such action is taken.
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     1.2  Continuing Director. For purposes of this Agreement, "Continuing
Director" means any individual who either (a) was a member of the Company's Board of Directors on the date hereof, or (b) was designated (before or at the time of his or her initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

2. Termination After Change in Control. In the event of any Change in Control event, as defined above, any termination of Executive's employment with the Company within the 12-month period following any such Change in Control, whether by Executive or by the Company and whether with or without cause shall result in the following:

     2.1  The Company shall pay as severance pay in a lump sum on the tenth
(10th) business day following the date of termination, an amount equal to two times the Executive's base salary for the fiscal year ending before the Change in Control of the Company.

     2.2 The Executive, at the Company's cost, shall be entitled to continuation of coverage for 24 months (beginning with the month subsequent to the effective date of the termination) under all Company paid or partially paid health, disability, or group life insurance plans or any retirement, pension, or profit sharing plans, in each case at such level as had been available to the Executive immediately prior to the Change in Control.

3.   Arbitration of Disputes.

     3.1 Any dispute or claim arising out of or relating to this Agreement or any termination of the Executive's employment shall be settled by final and binding arbitration in St. Joseph, Missouri in accordance with the Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     3.2 In the event the Executive is determined by the arbitration panel to have substantially prevailed in the arbitration proceeding, the Company shall reimburse the Executive for any attorneys' fees and expenses incurred by the Executive related to any arbitration hereunder, and including any actions taken by either party to appeal or enforce the judgment rendered therein, up to a maximum amount of $10,000.00. Such reimbursement shall be made by direct payment to the Executive upon delivery to the Company of valid invoices and/or receipts relating to such attorneys' fees and expenses.

     3.3 In the event that the Company does not submit to arbitration hereunder or submits to arbitration but seeks to nullify or reverse the effect of such arbitration by alleging that arbitration is unenforceable against it, the Company shall pay all costs (including expenses and attorneys' fees) incurred by the Executive as a result of such action by the Company.

     3.4 Except as contemplated in subparagraph 3.5, the fees and expenses of the arbitration panel shall be borne by the Company.

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     3.5  In the event the Executive does not submit to arbitration hereunder or submits to arbitration but later seeks to nullify or reverse the effect of such arbitration by alleging that arbitration is unenforceable against him, then the Company shall be relieved of all payment obligations under subparagraph 3.2 and 3.4, above.

4. Mitigation. The Executive shall have no duty to attempt to mitigate the level of benefits payable by the Company to him hereunder, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination or otherwise.

5.  General Provisions.

     5.1 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to the choice of law rules of such state.

     5.2 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as is legal, valid, or enforceable.

     5.3 Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto, shall be binding unless made in writing and signed by the parties hereto.

     5.4 Binding Effect; Assignment. This Agreement shall extend to and be binding upon and inure to the benefit to the parties hereto, their respective heirs, representatives, successors and permitted assigns. This Agreement may not be assigned by the Executive.

     5.5 Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

     5.6 Interpretation. Titles of the paragraphs herein are used solely for convenience and shall not be to interpret or construe any paragraph, provision, or clause of this Agreement. As used herein and where the context requires, the masculine gender shall be deemed to include the feminine and neuter genders and vice versa.

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     5.7  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written above.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH
                        MAY BE ENFORCED BY THE PARTIES.


                                    THE COMPANY:

                                    C.D. SMITH DRUG COMPANY



                                    /s/ Robert C. Farley
                                    -------------------------------------------

                                    Name:   Robert C. Farley
                                            -----------------------------------
                                    Title:  President
                                            -----------------------------------

                                    THE EXECUTIVE:



                                    /s/ Delora Jamison
                                    -------------------------------------------
                                    Name:   Delora Jamison
                                            -----------------------------------
                                    Title:  Vice President
                                            -----------------------------------

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